UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 9, 2005
Date of Report (Date of earliest event reported)

Corio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31003 (Commission File Number)	77-0492528 (IRS Employer Identification Number)

959 Skyway Road, Suite 100, San Carlos, CA 94070 (Address of principal executive offices) (Zip Code)

(650) 232-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information; Section 3 — Securities and Trading Markets
Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation; Item 3.02. Unregistered Sales of Equity Securities
SIGNATURE

Section 2 — Financial Information; Section 3 — Securities and Trading Markets

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation; Item 3.02. Unregistered Sales of Equity Securities

     On February 9, 2005, Corio, Inc. (the “Company”) determined that, pursuant to the earn-out provisions described in the Asset Transfer Agreement and Plan of Reorganization (the “Agreement”) by and among the Company, Nexus Technology, Inc. (“Nexus”) and various individuals and entities, dated as of October 22, 2003, the Company will issue $2.0 million in value of the Company’s common stock (the “Earn-Out Issuance”) to Nexus within fifteen business days after January 31, 2005 (the date of such issuance, the “Earn-Out Issuance Date”). The Agreement was previously filed with the Securities and Exchange Commission by the Company on October 29, 2003 as an exhibit to a Current Report on Form 8-K and relates to the Company’s purchase of substantially all of the assets of Nexus, including customer contracts, that was consummated on October 22, 2003.

     The number of shares of common stock of the Company under the Earn-Out Issuance, based on the average of the closing prices of the Company’s common stock for the fifteen trading days ending on and including the second trading day prior to the Earn-Out Issuance Date, is expected to be approximately 720,000 shares.

     As discussed in more detail in the Agreement, the Earn-Out Issuance is consideration in part for revenue of the Company for its fourth quarter 2004 attributable to services for customers identified in a schedule to the Agreement. The Agreement identifies three revenue earn-out threshold levels for the fourth quarter ending December 31, 2004, and the Company has determined that the highest revenue earn-out threshold level was attained, thereby entitling Nexus to the Earn-Out Issuance with a value of $2.0 million. This is the only earn-out issuance contemplated in the Agreement.

     The shares to be issued pursuant to the Earn-Out Issuance will be issued pursuant to the private placement exemption under Section 4(2) of the Securities Act of 1933, as amended, taking into account the limited number of Nexus shareholders, their level of sophistication and/or their access to information regarding the Company. The Company expects that the actual issuance of the shares will be made on or around February 18, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Corio, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2005

CORIO, INC.
By:	/s/ George Kadifa
George Kadifa, Chairman and
Chief Executive Officer